UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2006
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 1, 2006, we announced that we had acquired Document Review Consulting Services LLC pursuant to a Membership Interest Purchase and Sale Agreement by and among Huron Consulting Group Holdings LLC, Document Review Consulting Services LLC, and Robert Rowe, dated as of July 31, 2006 (the “Agreement”), for an aggregate purchase price of approximately $17.4 million, consisting of $2.0 million cash paid at closing and approximately $15.4 million of debt and liabilities assumed, $14.4 million of which we immediately discharged. In addition, we may be required to pay additional purchase consideration if the acquired business meets specified future performance targets. This transaction was closed on July 31, 2006.

The foregoing description is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as exhibit 2.1 to this Current Report on Form 8-K.

Also on August 1, 2006, we announced that we had acquired Aaxis Technologies.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed by these forward-looking statements. Please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and in other documents that we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 2.1	Membership Interest Purchase and Sale Agreement by and among Huron Consulting Group Holdings, LLC, Document Review Consulting Services LLC, and Robert Rowe, dated as of July 31, 2006.

Exhibit 99.1	Press release, dated August 1, 2006, announcing the purchases of Document Review Consulting Services, LLC and Aaxis Technologies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	August 3, 2006	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer